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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT ("Agreement"), dated as of November 7, 1997, between PREMIER PARKS INC., a Delaware corporation (the "Company"), and EDWARD J. HART ("Hart").

                              W I T N E S S E T H

      WHEREAS, pursuant to a Stock Purchase Agreement dated as of September 26, 1997 (the "Stock Purchase Agreement"), the Company acquired (the "Acquisition") all of the membership interests of the limited liability company that acquired pursuant thereto substantially all of the assets of Kentucky Kingdom, Inc. ("KKI") used in the operation of Kentucky Kingdom (the "Park");

      WHEREAS, prior to the Acquisition, Hart served as the President of KKI;

      WHEREAS, the Company wishes to preserve the business and good will of KKI and its relationships with its customers, suppliers and contractors and wishes to obtain the benefit of the expertise of Hart in the theme park business following the Acquisition; and

      WHEREAS, in order to preserve such relationships and to obtain such benefits, Hart has agreed to serve as Managing Director of the Park on the terms and conditions specified herein.

      NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

      1. Certain Definitions. As used herein, the following terms shall have the following meanings:

            "Affiliate" of a person shall mean any other person that directly or indirectly controls, is controlled by, or is under common control with the person specified. For the purposes of this Agreement, "control," when used with respect to any person, shall mean the power to direct the management and policies of such person, whether through the ownership of securities, by contract or otherwise.

            "Additional Compensation" shall have the meaning provided in Section 5(b).

            "Base Salary" shall have the meaning provided in Section 5(a).

            "Board" shall mean the Board of Directors of the Subsidiary of the Company that owns the Park.

            "Gross Revenues" shall have the meaning provided in the Stock Purchase Agreement.
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            "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any other entity.

            "Subsidiary" shall mean, in respect of any person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such person,
(ii) such person and one or more Subsidiaries of such person or (iii) one or more Subsidiaries of such person.

            "Term" shall mean the period specified in Section 3(a) below.

      2. Employment. The Company hereby agrees to continue to employ Hart, and Hart hereby accepts such employment, upon the terms and conditions set forth herein.

      3. Term. (a) Unless sooner terminated in accordance with the provisions of
Section 3(b) hereof, the term of Hart's employment under this Agreement shall commence on the date hereof and shall end on the fifth anniversary hereof (the "Term").

            (b) This Agreement will terminate (upon written notice delivered by the Company except in the case of clause (ii) below) if (i) Hart breaches in any material respect any of his obligations contained herein, (ii) Hart voluntarily terminates his employment hereunder, (iii) Hart otherwise becomes unable to render his services hereunder or (iv) Hart breaches in any material respect his indemnification obligations under the Stock Purchase Agreement.

      4. Position and Duties. (a) During the Term, Hart shall have the authority, functions, duties, powers and responsibilities of an executive nature as from time to time may be prescribed by the Board or the Chief Executive Officer or Chief Operating Officer of the Company. During the Term, Hart shall have the title Managing Director of the Park. During the Term, Hart shall use his best efforts to promote the best interests of the Company and the Subsidiaries and shall not take any act contrary to such interests.

            (b) During the Term, (i) Hart's services shall be rendered on a full-time, exclusive basis, (ii) he will apply on a full-time basis all of his skill and experience to the performance of his duties in such employment, (iii) he shall have no other employment or outside business activities (other than outside activities similar in scope and type to his outside business activities existing as of the date of this Agreement and which do not interfere in any material respect with the performance of his duties hereunder) and (iv) unless Hart otherwise consents, the headquarters for the performance of his services shall be the offices of the Park in Louisville, Kentucky, subject to such reasonable travel as the performance of his duties hereunder may require.


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      5. Compensation. (a) Base Salary. The Company shall pay to Hart a base salary (the "Base Salary") of $300,000 per annum. The Base Salary shall be payable in monthly installments in accordance with the Company's regular payroll practices.

            (b) Additional Compensation. (i) As Additional Compensation with respect to the year ending December 31, 1998, if Gross Revenues of the Park for the year ending December 31, 1998 equal or exceed $30,000,000, the Company shall pay Hart $200,000 payable no later than April 15, 1999.

                  (ii) As Additional Compensation with respect to the year ending December 31, 1999, if Gross Revenues of the Park for the year ending December 31, 1999 equal or exceed $35,000,000, the Company shall pay Hart $200,000 payable no later than April 15, 2000.

                  (iii) If this Agreement shall terminate in accordance with
Section 3(b) (other than pursuant to Section 3(b)(iii)) during 1998 or 1999, no Additional Compensation shall be payable with respect to such year or any subsequent year. If this Agreement shall terminate pursuant to Section 3(b)(iii) during either such year, the Additional Compensation provided for hereunder with respect to such year shall be adjusted by multiplying the amount of such cash payment to which Hart would have been entitled had no such termination occurred by a fraction, the numerator of which shall be the number of days elapsed during such year prior to the date of such termination and the denominator of which shall be 365, and no Additional Compensation shall be payable with respect to any subsequent year.

            6. Employee Benefit Programs. During the Term, Hart shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's employees generally, as such plans or programs may be in effect from time to time, including without limitation, pension, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, and any other employee benefit plans or programs that may be sponsored by the Company from time to time, whether funded or unfunded.

      7. Reimbursement of Expenses. During the Term, the Company shall pay or reimburse Hart for all reasonable travel, entertainment and other business expenses actually incurred or paid by Hart in the performance of his duties hereunder to the extent specifically authorized prior thereto by an executive officer of the Company upon presentation of expense statements or vouchers or such other supporting information as the Company may reasonably require.

      8. Vacations. In addition to customary paid holidays, Hart shall be entitled to paid vacation in accordance with the Company's policies for employees with comparable duties and functions. Any unused vacation days during any year shall not be carried forward to subsequent years, nor shall Hart receive any additional compensation for such unused vacation days.


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      9. Restrictive Covenants. During the Term:

            (a) Hart agrees that he will not directly or indirectly, as a partner, officer, employee, director, stockholder, investor, lender, proprietor, consultant, representative, agent or otherwise, become or be interested in, or associate with or render assistance to, any Person (other than the Company) engaged in the ownership, operation and/or management of any amusement park, theme park, water park, or family entertainment center located within the Territory. The foregoing provisions shall not prohibit the ownership by Hart of not more than two percent (2%) of any class of outstanding equity securities listed for trading on a national securities exchange or publicly traded in the over-the-counter market of any Person (other than the Company) which engages in any of such businesses. For the purposes of this Agreement, "Territory" shall mean any area (i) within a 250 mile radius of the Park or (ii) in the case of acting as a lender, within the United States.

            (b) Hart agrees that he will not, directly or indirectly, during the Term, for his own benefit or for the benefit of any other Person, solicit the professional services of any employee, agent or consultant of the Company or any Subsidiary of the Company or otherwise interfere with the relationship between the Company or any Subsidiary and any of such Persons.

            (c) Hart recognizes and acknowledges that, in connection with his employment with the Company and KKI, he has had and will continue to have access to valuable trade secrets and confidential information of KKI, the Company and its Subsidiaries and Affiliates and that any such confidential information hereafter made available to Hart will be provided only in connection with the furtherance of his employment with the Company. Accordingly, Hart agrees that he will not, directly or indirectly, during the Term or thereafter, use, disclose or make available to anyone (other than the Company) any confidential information concerning KKI, the Company and its Subsidiaries or the ownership and/or operation of the Park (the "Confidential Information"). The Confidential Information includes, without limitation, the business practices, financial information, customer and prospective customers names, leads and account information, suppliers and prospective suppliers names, mailing lists, computer programs, advertising campaigns (including, without limitation, displays, drawings, memoranda, designs, styles or devices), employee names, compensation and benefit information of KKI, the Company or any Subsidiary.

            (d) Hart acknowledges and agrees that the restrictive covenants set forth in this Section 9 are reasonable and valid in geographical and temporal scope and in all other respects. If one or more of the provisions contained in this Section 9 (or any portion of any such provision) shall for any reason be finally held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Section (or any portion of any such provision), but this Section 9 shall be construed as if such invalid, illegal or unenforceable provision (or portion thereof) had not been contained in this Agreement. If, for any reason, any of the restrictions or covenants contained in this Section 9 is finally


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held by a court of competent jurisdiction to cover a geographic area or to be for a length of time that is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be determined to be null, void or of no effect, but to the extent it is or would be valid or enforceable under applicable law, it shall be construed and interpreted to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained in this Section 9) as shall be valid and enforceable under such applicable law. If any court of competent jurisdiction determines that one or more of the provisions contained in this Section 9 (or any portion of any such provision) shall for any reason be invalid, illegal or unenforceable in any respect, such court shall have the power to modify such provision (or any portion of any such provision), and, in its modified form, such provision shall then be valid and enforceable.

            (e) The parties agree that a violation of the foregoing agreements not to compete or disclose, or any provision thereof, will cause irreparable damage to the Company, and the Company shall be entitled (without any requirement of posting a bond or other security), in addition to any other rights and remedies which it may have, at law or in equity, to an injunction enjoining and restraining Hart from doing or continuing to do any such act or any other violations or threatened violations of this Section 9.

      10. Severability. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each individual provision hereof shall be enforceable and valid to the fullest extent permitted by law.

      11. Successors and Assigns. (a) This Agreement and all rights under this Agreement are personal to Hart and shall not be assignable by him. All of Hart's rights under the Agreement shall inure to the benefit of his heirs, personal representatives, designees or other legal representatives, as the case may be.

            (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Any person succeeding to the business of the Park by merger, purchase, consolidation or otherwise shall assume by contract or operation of law the obligations of the Company under this Agreement.

      12. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Kentucky, without regard to the conflicts of laws rules thereof.

      13. Notices. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three (3) business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or by any nationally-recognized overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by notice given in accordance with this Section 14: (a) if to the


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Company, 122 East 42nd Street, New York, New York 10168, Attn: Board of
Directors, and (b) if to Hart, 937 Phillips Lane, Louisville, Kentucky 40209.

      14. Withholding. All payments required to be made by the Company to Hart under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with the Company's policies applicable to senior executives of the Company and the provisions of any applicable employee benefit plan or program of the Company.

      15. Complete Understanding. This Agreement supersedes any prior contracts, understandings, discussions and agreements relating to employment between Hart and the Company and, except as provided in the Stock Purchase Agreement, constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

      16. Modification; Waiver. (a) This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Hart or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      17. Mutual Representations. (a) Hart represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound and
(ii) do not require the consent of any person.

            (b) The Company represents and warrants to Hart that this Agreement has been duly authorized, executed and delivered by the Company and that such execution and delivery and the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which it is a party or by which it is bound and (ii) do not require the consent of any person.

            (c) Each party hereto represents and warrants to the other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms.

      18. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.


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      19. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name, and Hart has manually signed his name hereto, all as of the day and year first above written.

                                        PREMIER PARKS INC.


                                        By: /s/ James F. Dannhauser
                                           ---------------------------------
                                           James F. Dannhauser
                                           Chief Financial Officer

                                        /s/ Edward J. Hart
                                        ------------------------------------
                                        Edward J. Hart


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